UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street
New York, NY 10016
(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2023, Intra-Cellular Therapies, Inc. (the “Company”) entered into a new supply agreement (the “Siegfried Agreement”) with Siegfried AG (“Siegfried”), following the automatic expiration of the Company’s prior supply agreement with Siegfried on January 4, 2023. Under the Siegfried Agreement, Siegfried has agreed to manufacture and supply the active pharmaceutical ingredient (the “Product”) that is used in the Company’s product CAPLYTA (lumateperone) in commercial quantities. Each month, the Company will provide Siegfried with a rolling forecast of the Company’s anticipated requirements for supply of the Product. Under the agreement, the Company’s purchase prices for supply of the Product from Siegfried are specified prices based on the volume of Product produced.

The initial term of the Siegfried Agreement extends for three years until January 5, 2026. The Siegfried Agreement will automatically renew on an evergreen basis for a consecutive one-year period, unless either party notifies the other party of its election to not renew the agreement at least 12 months prior to the end of the initial term or any renewal period then in effect. Either party may terminate the agreement prior to its expiration upon an uncured material breach by the other party, the liquidation or dissolution of the other party, the commencement of insolvency procedures or other bankruptcy-related proceedings that are not dismissed within a certain period of time, the appointment of any receiver, trustee or assignee to take possession of the properties of the other party, the cessation of all or substantially all of the other party’s business operations, or a continuing force majeure event affecting the other party.

The foregoing summary of the Siegfried Agreement does not purport to be complete and is qualified in its entirety by reference to the Siegfried Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This Current Report on Form 8-K contains forward-looking statements related to future manufacturing and supply of the Product. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and future events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s dependence on third-party suppliers and manufacturers and the availability of other sources of supply. These and other risk factors are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed by the Company with the Securities and Exchange Commission on March 1, 2022 and in our other public filings subsequently filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: January 9, 2023